                                                                     EXHIBIT 5.1

                   [Letterhead of Lionel Sawyer & Collins LLP]

                                  May 26, 2000

JAWS Technologies, Inc.
1013 17th Avenue SW
Calgary T2T 087
Alberta, Canada

                  Re:      JAWS Technologies, Inc.
                           Registration Statement on Form S-1

Gentlemen:

                  We have acted as counsel for JAWS Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1, and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act for resale of (i) 3,935,597 shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), and (ii) 3,369,592 shares of Common Stock issuable by the Company upon conversion of certain warrants (the "Warrants") by certain of the selling stockholders named in the Registration Statement. In addition, the Registration Statement was prepared for registration under the Securities Act for resale of 5,562,788 shares of Common Stock issuable by the Company upon exchange of exchangeable shares (the "JAC Shares") of the Company's subsidiary, JAWS Acquisition Corp., an Alberta corporation ("JAC"), that were issued to former shareholders and warrantholders of Offsite Data Systems Ltd. ("Offsite") upon the Company's acquisition of Offsite. Capitalized terms used and not defined in this opinion have the meanings ascribed to them in the Registration Statement.

                  In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company, including without limitation, the Company's Articles of Incorporation, and amendments thereto, and the Company's Bylaws as we have deemed necessary for the purpose of the opinion expressed below.

                  In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

                  We are not admitted to the practice of law in any jurisdiction but the State of Nevada, and we do not express any opinion as to the laws of other states or jurisdictions other than the General Corporation Law of the State of Nevada and the federal law of the United States. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

                  Based on the foregoing, we are of the opinion that:

                  1. the shares of Common Stock of the Corporation which are currently issued and outstanding have been validly issued and are fully paid and nonassessable;

                  2. the shares of Common Stock of the Corporation which are issuable upon exercise of the Warrants will, when issued in accordance with the Warrants, be validly issued, fully paid and nonassessable; and

                  3. the shares of Common Stock of the Corporation which are issuable upon exchange of the JAC Shares will, when issued in accordance with the JAC Shares, be validly issued, fully paid and nonassessable.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                              Very truly yours,

                                              /s/ Lionel Sawyer & Collins LLP
                                              LIONEL SAWYER & COLLINS LLP